Exhibit 99.1
Eastern Bankshares, Inc. Reports Fourth Quarter 2022 Financial Results
Company Declares Quarterly Cash Dividend

BOSTON, January 26, 2023 (BUSINESS WIRE) — Eastern Bankshares, Inc. (the “Company,” or together with its affiliates and subsidiaries, “Eastern”) (NASDAQ Global Select Market: EBC), the stock holding company of Eastern Bank, today announced its 2022 fourth quarter financial results and the declaration of a quarterly cash dividend. Net income for the fourth quarter of 2022 was $42.3 million, or $0.26 per diluted share, compared to net income of $54.8 million, or $0.33 per diluted share, reported for the third quarter of 2022. Operating net income* for the fourth quarter of 2022 was $49.9 million, or $0.31 per diluted share, compared to $55.7 million, or $0.34 per diluted share, reported for the prior quarter.

“I’d like to thank my 2,100 colleagues at Eastern for all of their good work in making 2022 such a successful year for the Company” said Bob Rivers, Chief Executive Officer and Chair of the Board of Eastern Bankshares, Inc. and Eastern Bank. “Together, we posted record net income for 2022 of $199.8 million, 29% higher than 2021. As always, this bottom line result is the product of a number of significant achievements, including the completion of the integration of Century Bank, record commercial loan and home equity originations, outstanding asset quality, the acquisition of two insurance agencies, the continued upgrade of our technology platforms, as well as many other notable accomplishments. All of this, along with the strength of the underlying franchise, is a testament to their hard work and tremendous commitment."

HIGHLIGHTS FOR THE FOURTH QUARTER OF 2022

•Net income of $42.3 million, or $0.26 per diluted share, and operating net income* of $49.9 million, or $0.31 per diluted share, for the fourth quarter of 2022.
•Net interest income of $150.0 million for the fourth quarter of 2022 was 1% lower than the prior quarter as the increase in interest income was more than offset by the increase in interest expense.
•The net interest margin on a fully tax equivalent (“FTE”) basis* of 2.81% for the fourth quarter was 6 basis points lower than the prior quarter.
•Core loan growth, excluding residential loans purchased from Embrace Home Loans, was 11.8% on an annualized basis. Commercial loan growth was 13.2% on an annualized basis.
•Asset quality remains strong, with annualized net charge-offs of just 0.01% of average total loans and non-performing loans of $38.6 million, or just 0.28% of total loans.

Please refer to Appendices A and B to this press release for reconciliations of operating net income* and fully-taxable equivalent net interest income*, respectively.

BALANCE SHEET

Total assets were $22.6 billion at December 31, 2022, representing an increase of $603.9 million, or 3%, from September 30, 2022.

•Total securities decreased $159.2 million, or 2%, from the prior quarter, to $7.2 billion, primarily due to principal runoff and security sales, partially offset by a reduction in the unrealized losses on the portfolio.
•Total loans were $13.6 billion, representing an increase of $671.6 million, or 5%, from the prior quarter. The increase was driven by strong loan growth in all major categories. Commercial loans grew $313.0 million, residential loans grew $342.0 million, and consumer loans grew $16.6 million, reflecting growth of 13%, 64%, and 5%, respectively, on an annualized basis. Residential loans at December 31, 2022 and September 30, 2022 included purchased loans from Embrace Home Loans totaling $366.7 million and $77.7 million excluding purchase premiums, respectively.
•Deposits totaled $19.0 billion, representing an increase of $241.0 million, or 1%, from the prior quarter. Deposit levels were supported by brokered certificates of deposit which totaled $928.6 million at year end. On a quarterly average basis, deposits decreased $418.3 million from the prior quarter.
•Borrowed funds increased $318.1 million from the prior quarter to $740.8 million to provide funding for strong loan growth in the fourth quarter.
•Shareholders’ equity was $2.5 billion, representing an increase of $55.6 million from the prior quarter driven primarily by increases in accumulated other comprehensive income and retained earnings, partially offset by share repurchases. Please refer to Appendix D to this press release for a roll forward of tangible shareholders’ equity*.
•At December 31, 2022, book value per share was $14.03 and tangible book value per share* was $10.28.

Please refer to Appendix C to this press release for a reconciliation of book value per share and tangible book value per share*.

NET INTEREST INCOME

Net interest income was $150.0 million for the fourth quarter of 2022, compared to $152.2 million in the prior quarter, representing a decrease of $2.2 million.

•The decrease in net interest income on a consecutive quarter basis was primarily due to a decrease in the net interest margin, as increases in earning asset yields were more than offset by increased funding costs. This was partially offset by an increase in average interest-earning asset balances of $170.3 million from the prior quarter, attributable primarily to loan growth.
•The net interest margin on a FTE basis* was 2.81% for the fourth quarter, representing a 6 basis point decrease from the prior quarter, as funding costs increased faster than asset yields.
•Total interest-earning asset yields increased 29 basis points from the prior quarter to 3.27%, due primarily to increased loan yields as a result of higher short-term interest rates during the quarter.
•Total interest-bearing funding costs increased 59 basis points from the prior quarter to 77 basis points, due to core deposit pricing increases and increases in brokered deposits and borrowings during the quarter.

Please refer to Appendix B to this press release for a reconciliation of operating revenues and expenses* and of fully-taxable equivalent net interest income*.

NONINTEREST INCOME

Noninterest income was $44.5 million for the fourth quarter of 2022, compared to $43.4 million for the prior quarter, representing an increase of $1.2 million. Noninterest income on an operating basis* was $42.0 million for the fourth quarter of 2022, compared to $45.3 million for the prior quarter, a decrease of $3.3 million.
•Insurance commissions decreased $1.7 million to $22.0 million in the fourth quarter, compared to $23.8 million in the prior quarter. Compared to the comparable prior year quarter, insurance commissions increased $1.1 million, or 5%.
•Service charges on deposit accounts increased $0.1 million on a consecutive quarter basis to $6.8 million.
•Trust and investment advisory fees decreased $0.2 million on a consecutive quarter basis to $5.6 million.
•Debit card processing fees were unchanged from the prior quarter at $3.2 million.
•Loan-level interest rate swap income decreased $1.6 million to a loss of $0.1 million in the fourth quarter, compared to income of $1.6 million in the prior quarter. The decrease was driven primarily by a decrease in the fair value of such interest rate swap transactions.
•Market performance drove gains on investments held in rabbi trust accounts totaling $3.2 million in the fourth quarter compared to losses of $2.2 million in the prior quarter.
•Realized losses on sales of available for sale securities were $0.7 million in the fourth quarter compared to $0.2 million in the prior quarter.
•Other noninterest income decreased $0.3 million in the fourth quarter to $4.3 million.

Please refer to Appendix B to this press release for a reconciliation of operating revenues and expenses*.

NONINTEREST EXPENSE

Noninterest expense was $132.8 million for the fourth quarter of 2022, compared to $116.8 million in the prior quarter, representing an increase of $15.9 million. Noninterest expense on an operating basis* for the fourth quarter of 2022 was $119.6 million, compared to $117.4 million in the prior quarter, an increase of $2.2 million.

•Salaries and employee benefits expense was $77.6 million in the fourth quarter, representing a decrease of $0.5 million from the prior quarter.
•Office occupancy and equipment expense was $9.6 million in the fourth quarter, a decrease of $0.1 million from the prior quarter.
•Data processing expenses were $14.3 million in the fourth quarter, an increase of $1.0 million from the prior quarter, due primarily to higher software services and support expense.

•Professional services expense was $4.6 million in the fourth quarter, a decrease of $0.2 million from the prior quarter.
•Marketing expense was $3.1 million in the fourth quarter, an increase of $0.9 million from the prior quarter, due primarily to higher advertising expense during the quarter.
•Loan expenses were $0.6 million in the fourth quarter, a decrease of $1.6 million from the prior quarter, due in part to a decrease in legal and appraisal expense.
•Other noninterest expense was $20.4 million in the fourth quarter, an increase of $16.4 million from the prior quarter, due primarily to a previously disclosed Defined Benefit Plan settlement accounting charge of $12.0 million, as well as an increase in the provision for credit losses on off-balance sheet credit exposure.

Please refer to Appendix B to this press release for a reconciliation of operating revenues and expenses*.

ASSET QUALITY

The allowance for loan losses was $142.2 million at December 31, 2022, or 1.05% of total loans, compared to $131.7 million or 1.02% of total loans at September 30, 2022. The Company recorded a provision for loan losses totaling $10.9 million in the fourth quarter of 2022, of which $7.2 million was due to loan growth.

Non-performing loans totaled $38.6 million at December 31, 2022 compared to $34.0 million at the end of the prior quarter. During the fourth quarter of 2022, the Company recorded total net charge-offs of $0.3 million, or 0.01% of average total loans on an annualized basis, compared to $0.3 million or 0.01% of average total loans in the prior quarter, respectively.

DIVIDENDS AND SHARE REPURCHASES

The Company’s Board of Directors has declared a quarterly cash dividend of $0.10 per common share. The dividend will be payable on March 15, 2023 to shareholders of record as of the close of business on March 3, 2023.

The Company repurchased 1,547,934 shares of its common stock during the fourth quarter of 2022 at a weighted average price of $19.91 excluding commissions, for an aggregate purchase price of $30.8 million.

As announced in September of 2022, the Company received regulatory non-objection for its second share repurchase program of up to 8,900,000 shares, representing approximately 5% of its shares of common stock then outstanding. The repurchase program, which is limited to $200 million through August 31, 2023, may be modified or terminated by the Board of Directors of the Company at any time. At December 31, 2022, there were 6,989,750 shares available for repurchase and $161.8 million in total market value remaining under the repurchase authorization.

CONFERENCE CALL AND PRESENTATION INFORMATION

A conference call and webcast covering Eastern’s fourth quarter 2022 earnings will be held on Friday, January 27, 2023 at 9:00 a.m. Eastern Time. To join by telephone, participants can call the toll-free dial-in number (888) 396-8049 from within the U.S. and reference conference ID 15857557. The conference call will be simultaneously webcast. Participants may join the webcast on the Company’s Investor Relations website at investor.easternbank.com. A presentation providing additional information for the quarter is also available at investor.easternbank.com. A replay of the webcast will be made available on demand on this site.

ABOUT EASTERN BANKSHARES, INC.

Eastern Bankshares, Inc. is the stock holding company for Eastern Bank. Founded in 1818, Boston-based Eastern Bank has more than 120 locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, and Rhode Island. As of December 31, 2022, Eastern Bank had approximately $23 billion in total assets. Eastern provides banking, investment and insurance products and services for consumers and businesses of all sizes, including through its Eastern Wealth Management division and its Eastern Insurance Group LLC subsidiary. Eastern takes pride in its outspoken advocacy and community support that includes $240 million in charitable giving since 1994. An inclusive company, Eastern employs approximately 2,100 deeply committed professionals who value relationships with their customers, colleagues, and communities. For investor information, visit investor.easternbank.com.

CONTACT

Investor Contact

Jillian Belliveau
Eastern Bankshares, Inc.
InvestorRelations@easternbank.com
781-598-7920

Media Contact

Andrea Goodman
Eastern Bank
a.goodman@easternbank.com
781-598-7847

NON-GAAP FINANCIAL MEASURES

*Denotes a non-GAAP financial measure used in this press release.

A non-GAAP financial measure is defined as a numerical measure of the Company’s historical or future financial performance, financial position or cash flows that excludes (or includes) amounts, or is subject to adjustments that have the effect of excluding (or including) amounts that are included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) in the Company’s statement of income, balance sheet or statement of cash flows (or equivalent statements).

The Company presents non-GAAP financial measures, which management uses to evaluate the Company’s performance, and which exclude the effects of certain transactions that management believes are unrelated to its core business and are therefore not necessarily indicative of its current performance or financial position. Management believes excluding these items facilitates greater visibility for investors into the Company’s core business as well as underlying trends that may, to some extent, be obscured by inclusion of such items in the corresponding GAAP financial measures.

There are items in the Company’s financial statements that impact its financial results, but which management believes are unrelated to the Company’s core business. Accordingly, the Company presents noninterest income on an operating basis, total operating revenue, noninterest expense on an operating basis, operating net income, operating earnings per share, operating return on average assets, operating return on average shareholders’ equity, operating return on average tangible shareholders’ equity (discussed further below), the operating efficiency ratio, and the ratio of noninterest income to total revenue on an operating basis. Each of these figures excludes the impact of such applicable items because management believes such exclusion can provide greater visibility into the Company’s core business and underlying trends. Such items that management does not consider to be core to the Company’s business include (i) income and expenses from investments held in rabbi trusts, (ii) gains and losses on sales of securities available for sale, net, (iii) gains and losses on the sale of other assets, (iv) rabbi trust employee benefits, (v) impairment charges on tax credit investments and associated tax credit benefits, (vi) other real estate owned (“OREO”) gains, (vii) merger and acquisition expenses, and (viii) the non-cash pension settlement charge recognized related to the Defined Benefit Plan. The Company does not provide an outlook for its total noninterest income and total noninterest expense because each contains income or expense components, as applicable, such as income associated with rabbi trust accounts and rabbi trust employee benefit expense, which are market-driven, and over which the Company cannot exercise control. Accordingly, reconciliations of the Company’s outlook for its noninterest income on an operating basis and its noninterest expense on an operating basis to an outlook for total noninterest income and total noninterest expense, respectively, cannot be made available without unreasonable effort.

Management also presents tangible assets, tangible shareholders’ equity, average tangible shareholders’ equity, tangible book value per share, the ratio of tangible shareholders’ equity to tangible assets, return on average tangible shareholders’ equity, and operating return on average shareholders’ equity (discussed further above), each of which excludes the impact of goodwill and other intangible assets, as management believes these financial measures provide investors with the ability to further assess the Company’s performance, identify trends in its core business and provide a comparison of its capital adequacy to other companies. The Company included the tangible ratios because management believes that investors may find it useful to have access to the same analytical tools used by management to assess performance and identify trends.

These non-GAAP financial measures presented in this press release should not be considered an alternative or substitute for financial results or measures determined in accordance with GAAP or as an indication of the Company’s cash flows from operating activities, a measure of its liquidity position or an indication of funds available for its cash needs. An item which management considers to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular period. In addition, management’s methodology for calculating non-GAAP financial measures may differ from the methodologies employed by other banking companies to calculate the same or similar performance measures, and accordingly, the Company’s reported non-GAAP financial measures may not be comparable to the same or similar performance measures reported by other banking companies. Please refer to Appendices A-D for reconciliations of the Company's GAAP financial measures to the non-GAAP financial measures in this press release.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements.

Certain factors that could cause actual results to differ materially from expected results include developments in the Company’s market relating to the COVID-19 pandemic, including the severity and duration of the associated economic slowdown; adverse developments in the level and direction of loan delinquencies and charge-offs and changes in estimates of the adequacy of the allowance for loan losses; increased competitive pressures; changes in interest rates and resulting changes in competitor or customer behavior and mix or costs of sources of funding; risks that revenue or expense synergies or the other expected benefits of the Company’s merger with Century Bank in November 2021 may not fully materialize for the Company in the timeframe expected or at all, or may be more costly to achieve; adverse national or regional economic conditions or conditions within the securities markets; legislative and regulatory changes and related compliance costs that could adversely affect the business in which the Company and its subsidiary Eastern Bank are engaged, including the effect of, and changes in, monetary and fiscal policies and laws, such as the interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations, including inflationary or recessionary pressures, interest rate sensitivity, liquidity constraints, increased borrowing and funding costs, and fluctuations due to actual or anticipated changes to federal tax laws; the Company’s ability to successfully implement its risk mitigation strategies; and asset and credit quality deterioration, including adverse developments in local or regional real estate markets that decrease collateral values associated with existing loans; and the failure of the Company to execute all of its planned share repurchases. For further discussion of such factors, please see the Company’s most recent Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov.

You should not place undue reliance on forward-looking statements, which reflect the Company's expectations only as of the date of this press release. The Company does not undertake any obligation to update forward-looking statements.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS

Certain information in this press release is presented as reviewed by the Company’s management and includes information derived from the Company’s Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the three months ended
(Unaudited, dollars in thousands, except per-share data)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021

Earnings data
Net interest income	$149,994	$152,179	$137,757	$128,124	$122,437
Noninterest income	44,516	43,353	41,877	46,415	49,001
Total revenue	194,510	195,532	179,634	174,539	171,438
Noninterest expense	132,757	116,840	111,139	108,866	143,602
Pre-tax, pre-provision income	61,753	78,692	68,495	65,673	27,836
Provision for (release of) allowance for loan losses	10,880	6,480	1,050	(485)	(4,318)
Pre-tax income	50,873	72,212	67,445	66,158	32,154
Net income	42,294	54,777	51,172	51,516	35,087
Operating net income (non-GAAP)	49,912	55,742	52,518	55,107	44,860

Per-share data
Earnings per share, basic	$0.26	$0.33	$0.31	$0.30	$0.20
Earnings per share, diluted	$0.26	$0.33	$0.31	$0.30	$0.20
Operating earnings per share, basic (non-GAAP)	$0.31	$0.34	$0.32	$0.32	$0.26
Operating earnings per share, diluted (non-GAAP)	$0.31	$0.34	$0.32	$0.32	$0.26
Book value per share	$14.03	$13.59	$15.17	$16.40	$18.28
Tangible book value per share (non-GAAP)	$10.28	$9.87	$11.52	$12.83	$14.80

Profitability
Return on average assets (1)	0.75%	0.97%	0.92%	0.90%	0.67%
Operating return on average assets (non-GAAP) (1)	0.88%	0.97%	0.94%	0.96%	0.86%
Return on average shareholders' equity (1)	6.93%	7.83%	7.16%	6.38%	4.07%
Operating return on average shareholders' equity (1)	8.17%	7.98%	7.34%	6.82%	5.19%
Return on average tangible shareholders' equity (non-GAAP) (1)	9.54%	10.25%	9.28%	7.96%	4.80%
Operating return on average tangible shareholders' equity (non-GAAP) (1)	11.26%	10.44%	9.53%	8.53%	6.14%
Net interest margin (FTE) (1)	2.81%	2.87%	2.63%	2.42%	2.54%
Cost of deposits (1)	0.37%	0.10%	0.06%	0.07%	0.06%
Fee income ratio	22.89%	22.17%	23.31%	26.59%	28.58%
Efficiency ratio	68.25%	59.75%	61.87%	62.37%	83.76%
Operating efficiency ratio (non-GAAP)	61.11%	58.38%	60.61%	60.39%	65.21%

Balance Sheet (end of period)
Total assets	$22,646,858	$22,042,933	$22,350,848	$22,836,072	$23,512,128
Total loans	13,575,531	12,903,954	12,398,694	12,182,203	12,281,510
Total deposits	18,974,359	18,733,381	19,163,801	19,392,816	19,628,311
Total loans / total deposits	72%	69%	65%	63%	63%

Asset quality
Allowance for loan losses ("ALLL") (2)	$142,211	$131,663	$125,531	$124,166	$97,787
ALLL / total nonperforming loans ("NPLs")	368.38%	387.77%	209.64%	367.13%	279.53%
Total NPLs / total loans	0.28%	0.26%	0.48%	0.28%	0.29%
Net charge-offs (recoveries) ("NCOs") / average total loans (1)	0.01%	0.01%	(0.01)%	0.01%	0.05%

Capital adequacy
Shareholders' equity / assets	10.91%	10.96%	12.16%	13.17%	14.49%
Tangible shareholders' equity / tangible assets (non-GAAP)	8.24%	8.20%	9.52%	10.61%	12.06%

(1) Presented on an annualized basis.
(2) The Company adopted ASU 2016-13 on January 1, 2022 using the modified retrospective approach. Accordingly, at March 31, 2022 and thereafter, the allowance for loan losses was determined in accordance with ASC 326, “Financial Instruments-Credit Losses” and ASC 310, “Receivables,” as amended. At December 31, 2021 and prior, the allowance for loan losses was determined in accordance with ASC 450, “Contingencies” and ASC 310, “Receivables.”

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of			Dec 31, 2022 change from
(Unaudited, dollars in thousands)	Dec 31, 2022	Sep 30, 2022	Dec 31, 2021	Sep 30, 2022		Dec 31, 2021
ASSETS				△ $	△ %	△ $	△ %
Cash and due from banks	$106,040	$102,776	$144,634	$3,264	3%	$(38,594)	(27)%
Short-term investments	63,465	55,661	1,087,158	7,804	14%	(1,023,693)	(94)%
Cash and cash equivalents	169,505	158,437	1,231,792	11,068	7%	(1,062,287)	(86)%
Available for sale ("AFS") securities (1)	6,690,778	6,844,615	8,511,224	(153,837)	(2)%	(1,820,446)	(21)%
Held to maturity ("HTM") securities (1)	476,647	481,963	—	(5,316)	(1)%	476,647	—%
Total securities	7,167,425	7,326,578	8,511,224	(159,153)	(2)%	(1,343,799)	(16)%
Loans held for sale	4,543	951	1,206	3,592	378%	3,337	277%
Loans:
Commercial and industrial	3,150,946	3,023,729	2,960,527	127,217	4%	190,419	6%
Commercial real estate	5,155,323	4,985,654	4,522,513	169,669	3%	632,810	14%
Commercial construction	336,276	314,193	222,328	22,083	7%	113,948	51%
Business banking	1,090,492	1,096,436	1,334,694	(5,944)	(1)%	(244,202)	(18)%
Total commercial loans	9,733,037	9,420,012	9,040,062	313,025	3%	692,975	8%
Residential real estate	2,460,849	2,118,852	1,926,810	341,997	16%	534,039	28%
Consumer home equity	1,187,547	1,168,476	1,100,153	19,071	2%	87,394	8%
Other consumer	194,098	196,614	214,485	(2,516)	(1)%	(20,387)	(10)%
Total loans	13,575,531	12,903,954	12,281,510	671,577	5%	1,294,021	11%
Allowance for loan losses	(142,211)	(131,663)	(97,787)	(10,548)	8%	(44,424)	45%
Unamortized prem./disc. and def. fees	(13,003)	(19,349)	(26,442)	6,346	(33)%	13,439	(51)%
Net loans	13,420,317	12,752,942	12,157,281	667,375	5%	1,263,036	10%
Federal Home Loan Bank stock, at cost	41,363	18,714	10,904	22,649	121%	30,459	279%
Premises and equipment	62,656	63,261	80,984	(605)	(1)%	(18,328)	(23)%
Bank-owned life insurance	160,790	159,838	157,091	952	1%	3,699	2%
Goodwill and other intangibles, net	661,126	662,222	649,703	(1,096)	—%	11,423	2%
Deferred income taxes, net	331,648	342,550	76,535	(10,902)	(3)%	255,113	333%
Prepaid expenses	165,900	180,742	179,330	(14,842)	(8)%	(13,430)	(7)%
Other assets	461,585	376,698	456,078	84,887	23%	5,507	1%
Total assets	$22,646,858	$22,042,933	$23,512,128	$603,925	3%	$(865,270)	(4)%
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand	$6,240,637	$6,582,122	$7,020,864	$(341,485)	(5)%	$(780,227)	(11)%
Interest checking accounts	4,568,122	5,047,018	4,478,566	(478,896)	(9)%	89,556	2%
Savings accounts	1,831,123	1,990,188	2,077,495	(159,065)	(8)%	(246,372)	(12)%
Money market investment	4,710,095	4,757,477	5,525,005	(47,382)	(1)%	(814,910)	(15)%
Certificates of deposit	1,624,382	356,576	526,381	1,267,806	356%	1,098,001	209%
Total deposits	18,974,359	18,733,381	19,628,311	240,978	1%	(653,952)	(3)%
Borrowed funds:
Federal Home Loan Bank advances	704,084	384,215	14,020	319,869	83%	690,064	4922%
Escrow deposits of borrowers	22,314	21,853	20,258	461	2%	2,056	10%
Interest rate swap collateral funds	14,430	16,650	—	(2,220)	(13)%	14,430	—%
Total borrowed funds	740,828	422,718	34,278	318,110	75%	706,550	2061%
Other liabilities	459,881	470,671	443,187	(10,790)	(2)%	16,694	4%
Total liabilities	20,175,068	19,626,770	20,105,776	548,298	3%	69,292	—%
Shareholders' equity:
Common shares	1,762	1,778	1,863	(16)	(1)%	(101)	(5)%
Additional paid-in capital	1,649,141	1,676,396	1,835,241	(27,255)	(2)%	(186,100)	(10)%
Unallocated common shares held by the employee stock ownership plan ("ESOP")	(137,696)	(138,950)	(142,709)	1,254	(1)%	5,013	(4)%
Retained earnings	1,881,775	1,855,757	1,768,653	26,018	1%	113,122	6%
Accumulated other comprehensive income ("AOCI"), net of tax	(923,192)	(978,818)	(56,696)	55,626	(6)%	(866,496)	1528%
Total shareholders' equity	2,471,790	2,416,163	3,406,352	55,627	2%	(934,562)	(27)%
Total liabilities and shareholders' equity	$22,646,858	$22,042,933	$23,512,128	$603,925	3%	$(865,270)	(4)%

(1) AFS and HTM securities represented at fair value and amortized cost, respectively.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended			Three months ended Dec 31, 2022 change from three months ended
(Unaudited, dollars in thousands, except per-share data)	Dec 31, 2022	Sep 30, 2022	Dec 31, 2021	Sep 30, 2022		Dec 31, 2021

Interest and dividend income:				△ $	△ %	△ $	△ %
Interest and fees on loans	$142,446	$124,992	$101,275	$17,454	14%	$41,171	41%
Taxable interest and dividends on securities	30,413	29,280	21,335	1,133	4%	9,078	43%
Non-taxable interest and dividends on securities	1,594	1,917	1,815	(323)	(17)%	(221)	(12)%
Interest on federal funds sold and other short-term investments	545	1,638	452	(1,093)	(67)%	93	21%
Total interest and dividend income	174,998	157,827	124,877	17,171	11%	50,121	40%
Interest expense:
Interest on deposits	17,457	4,781	2,398	12,676	265%	15,059	628%
Interest on borrowings	7,547	867	42	6,680	770%	7,505	17869%
Total interest expense	25,004	5,648	2,440	19,356	343%	22,564	925%
Net interest income	149,994	152,179	122,437	(2,185)	(1)%	27,557	23%
Provision for (release of) allowance for loan losses	10,880	6,480	(4,318)	4,400	68%	15,198	(352)%
Net interest income after provision for (release of) allowance for loan losses	139,114	145,699	126,755	(6,585)	(5)%	12,359	10%
Noninterest income:
Insurance commissions	22,049	23,788	20,937	(1,739)	(7)%	1,112	5%
Service charges on deposit accounts	6,834	6,708	7,261	126	2%	(427)	(6)%
Trust and investment advisory fees	5,626	5,832	6,541	(206)	(4)%	(915)	(14)%
Debit card processing fees	3,227	3,249	3,169	(22)	(1)%	58	2%
Interest rate swap income	(78)	1,562	512	(1,640)	(105)%	(590)	(115)%
Gains (losses) from investments held in rabbi trusts	3,235	(2,248)	4,444	5,483	(244)%	(1,209)	(27)%
Gains on sales of mortgage loans held for sale, net	8	22	561	(14)	(64)%	(553)	(99)%
Losses on sales of securities available for sale, net	(683)	(198)	—	(485)	245%	(683)	—%
Other	4,298	4,638	5,576	(340)	(7)%	(1,278)	(23)%
Total noninterest income	44,516	43,353	49,001	1,163	3%	(4,485)	(9)%
Noninterest expense:
Salaries and employee benefits	77,604	78,060	96,362	(456)	(1)%	(18,758)	(19)%
Office occupancy and equipment	9,559	9,703	16,194	(144)	(1)%	(6,635)	(41)%
Data processing	14,314	13,294	12,947	1,020	8%	1,367	11%
Professional services	4,566	4,767	9,188	(201)	(4)%	(4,622)	(50)%
Marketing	3,096	2,219	1,955	877	40%	1,141	58%
Loan expenses	627	2,211	1,907	(1,584)	(72)%	(1,280)	(67)%
Federal Deposit Insurance Corporation ("FDIC") insurance	1,540	1,578	1,237	(38)	(2)%	303	24%
Amortization of intangible assets	1,097	1,033	726	64	6%	371	51%
Other	20,354	3,975	3,086	16,379	412%	17,268	560%
Total noninterest expense	132,757	116,840	143,602	15,917	14%	(10,845)	(8)%
Income before income tax expense (benefit)	50,873	72,212	32,154	(21,339)	(30)%	18,719	58%
Income tax expense (benefit)	8,579	17,435	(2,933)	(8,856)	(51)%	11,512	(392)%
Net income	$42,294	$54,777	$35,087	$(12,483)	(23)%	$7,207	21%

Share data:
Earnings per share, basic	$0.26	$0.33	$0.20
Earnings per share, diluted	$0.26	$0.33	$0.20

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Twelve months ended
(Unaudited, dollars in thousands, except per-share data)	Dec 31, 2022	Dec 31, 2021	Change

Interest and dividend income:			△ $	△ %
Interest and fees on loans	$476,041	$367,585	$108,456	30%
Taxable interest and dividends on securities	118,690	58,312	60,378	104%
Non-taxable interest and dividends on securities	7,179	7,376	(197)	(3)%
Interest on federal funds sold and other short-term investments	3,271	1,886	1,385	73%
Total interest and dividend income	605,181	435,159	170,022	39%
Interest expense:
Interest on deposits	28,621	5,167	23,454	454%
Interest on borrowings	8,506	165	8,341	5055%
Total interest expense	37,127	5,332	31,795	596%
Net interest income	568,054	429,827	138,227	32%
Provision for (release of) allowance for loan losses	17,925	(9,686)	27,611	(285)%
Net interest income after provision for (release of) allowance for loan losses	550,129	439,513	110,616	25%
Noninterest income:
Insurance commissions	99,232	94,704	4,528	5%
Service charges on deposit accounts	30,392	24,271	6,121	25%
Trust and investment advisory fees	23,593	24,588	(995)	(4)%
Debit card processing fees	12,644	12,118	526	4%
Interest rate swap income	6,009	5,634	375	7%
(Losses) income from investments held in rabbi trusts	(10,762)	10,217	(20,979)	(205)%
Gains on sales of mortgage loans held for sale, net	248	3,605	(3,357)	(93)%
(Losses) gains on sales of securities available for sale, net	(3,157)	1,166	(4,323)	(371)%
Other	17,962	16,852	1,110	7%
Total noninterest income	176,161	193,155	(16,994)	(9)%
Noninterest expense:
Salaries and employee benefits	298,186	295,916	2,270	1%
Office occupancy and equipment	40,764	40,465	299	1%
Data processing	57,273	50,839	6,434	13%
Professional services	16,814	21,879	(5,065)	(23)%
Marketing	9,540	8,741	799	9%
Loan expenses	6,384	9,114	(2,730)	(30)%
Federal Deposit Insurance Corporation ("FDIC") insurance	6,250	4,226	2,024	48%
Amortization of intangible assets	3,864	2,512	1,352	54%
Other	30,527	10,264	20,263	197%
Total noninterest expense	469,602	443,956	25,646	6%
Income before income tax expense	256,688	188,712	67,976	36%
Income tax expense	56,929	34,047	22,882	67%
Net income	$199,759	$154,665	$45,094	29%

Share data:
Weighted average common shares outstanding, basic (1)	165,510,357	172,192,336	(6,681,979)	(4)%
Weighted average common shares outstanding, diluted (1)	165,648,571	172,252,057	(6,603,486)	(4)%
Earnings per share, basic	$1.21	$0.90	$0.31	34%
Earnings per share, diluted	$1.21	$0.90	$0.31	34%

(1) Shares held by the Company’s ESOP that have not been allocated to employees in accordance with the terms of the ESOP are not deemed outstanding for earnings per share calculations.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the three months ended
	Dec 31, 2022			Sep 30, 2022			Dec 31, 2021
(Unaudited, dollars in thousands)	Avg. Balance	Interest	Yield / Cost (5)	Avg. Balance	Interest	Yield / Cost (5)	Avg. Balance	Interest	Yield / Cost (5)
Interest-earning assets:
Loans (1):
Commercial	$9,528,386	$108,015	4.50%	$9,138,029	$96,270	4.18%	$8,021,665	$80,326	3.97%
Residential	2,313,810	18,837	3.23%	2,043,219	15,811	3.07%	1,735,324	12,993	2.97%
Consumer	1,363,858	18,949	5.51%	1,341,528	16,072	4.75%	1,189,106	9,683	3.23%
Total loans	13,206,054	145,801	4.38%	12,522,776	128,153	4.06%	10,946,095	103,002	3.73%
Investment securities	8,422,385	32,432	1.53%	8,716,105	31,708	1.44%	7,336,783	23,633	1.28%
Federal funds sold and other short-term investments	63,408	545	3.41%	282,629	1,638	2.30%	1,201,223	452	0.15%
Total interest-earning assets	21,691,847	178,778	3.27%	21,521,510	161,499	2.98%	19,484,101	127,087	2.59%
Non-interest-earning assets	653,158			911,025			1,373,219
Total assets	$22,345,005			$22,432,535			$20,857,320

Interest-bearing liabilities:
Deposits:
Savings	$1,924,840	$57	0.01%	$2,021,125	$51	0.01%	$1,800,862	$61	0.01%
Interest checking	4,871,089	4,897	0.40%	5,211,914	2,686	0.20%	3,830,427	1,267	0.13%
Money market	4,778,694	9,919	0.82%	4,824,452	1,893	0.16%	4,743,313	788	0.07%
Time deposits	563,735	2,584	1.82%	380,560	151	0.16%	388,511	281	0.29%
Total interest-bearing deposits	12,138,358	17,457	0.57%	12,438,051	4,781	0.15%	10,763,113	2,397	0.09%
Borrowings	795,527	7,547	3.76%	157,686	867	2.18%	29,204	42	0.57%
Total interest-bearing liabilities	12,933,885	25,004	0.77%	12,595,737	5,648	0.18%	10,792,317	2,439	0.09%
Demand deposit accounts	6,495,817			6,614,467			6,226,291
Other noninterest-bearing liabilities	495,129			445,640			415,481
Total liabilities	19,924,831			19,655,844			17,434,089
Shareholders' equity	2,420,174			2,776,691			3,423,231
Total liabilities and shareholders' equity	$22,345,005			$22,432,535			$20,857,320

Net interest income - FTE		$153,774			$155,851			$124,648
Net interest rate spread (2)			2.50%			2.80%			2.50%
Net interest-earning assets (3)	$8,757,962			$8,925,773			$8,691,784
Net interest margin - FTE (4)			2.81%			2.87%			2.54%

(1) Includes non-accrual loans.
(2) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin - FTE represents fully-taxable equivalent net interest income* divided by average total interest-earning assets. Please refer to Appendix B to this press release for a reconciliation of fully-taxable equivalent net interest income.
(5) Presented on an annualized basis.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the twelve months ended
	Dec 31, 2022			Dec 31, 2021
(Unaudited, dollars in thousands)	Avg. Balance	Interest	Yield / Cost	Avg. Balance	Interest	Yield / Cost
Interest-earning assets:
Loans (1):
Commercial	$9,147,540	$366,097	4.00%	$7,410,024	$288,557	3.89%
Residential	2,064,609	63,803	3.09%	1,510,703	47,143	3.12%
Consumer	1,327,417	56,965	4.29%	1,103,042	36,019	3.27%
Total loans	12,539,566	486,865	3.88%	10,023,769	371,719	3.71%
Total investment securities	8,666,868	127,781	1.47%	5,151,136	67,647	1.31%
Federal funds sold and other short-term investments	420,834	3,271	0.78%	1,514,351	1,886	0.12%
Total interest-earning assets	21,627,268	617,917	2.86%	16,689,256	441,252	2.64%
Non-interest-earning assets	986,865			1,173,830
Total assets	$22,614,133			$17,863,086

Interest-bearing liabilities:
Deposits:
Savings	$2,015,651	$209	0.01%	$1,483,271	$230	0.02%
Interest checking	4,890,709	11,675	0.24%	2,866,091	1,997	0.07%
Money market	5,057,445	13,479	0.27%	3,870,712	2,342	0.06%
Time deposits	463,261	3,258	0.70%	280,141	598	0.21%
Total interest-bearing deposits	12,427,066	28,621	0.23%	8,500,215	5,167	0.06%
Borrowings	256,632	8,506	3.31%	26,495	165	0.62%
Total interest-bearing liabilities	12,683,698	37,127	0.29%	8,526,710	5,332	0.06%
Demand deposit accounts	6,647,518			5,547,615
Other noninterest-bearing liabilities	451,384			364,191
Total liabilities	19,782,600			14,438,516
Shareholders' equity	2,831,533			3,424,570
Total liabilities and shareholders' equity	$22,614,133			$17,863,086

Net interest income - FTE		$580,790			$435,920
Net interest rate spread (2)			2.57%			2.58%
Net interest-earning assets (3)	$8,943,570			$8,162,546
Net interest margin - FTE (4)			2.69%			2.61%

(1) Includes non-accrual loans.
(2) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin - FTE represents fully-taxable equivalent net interest income* divided by average total interest-earning assets. Please refer to Appendix B to this press release for a reconciliation of fully-taxable equivalent net interest income.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
ASSET QUALITY - NON-PERFORMING ASSETS (1)

	As of
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
(Unaudited, dollars in thousands)
Non-accrual loans:
Commercial	$21,474	$19,886	$43,628	$17,919	$20,630
Residential	9,750	8,513	9,486	8,256	6,681
Consumer	7,380	5,555	6,766	7,646	5,682
Total non-accrual loans	38,604	33,954	59,880	33,821	32,993
Total accruing loans past due 90 days or more (2):	—	—	—	—	1,990
Total non-performing loans	38,604	33,954	59,880	33,821	34,983
Other real estate owned	—	—	—	—	—
Other non-performing assets:	—	—	—	—	—
Total non-performing assets	$38,604	$33,954	$59,880	$33,821	$34,983
Total accruing troubled debt restructured loans	$28,834	$36,275	$33,518	$32,016	$33,336
Total non-performing loans to total loans	0.28%	0.26%	0.48%	0.28%	0.29%
Total non-performing assets to total assets	0.17%	0.15%	0.27%	0.15%	0.15%

(1) Non-performing assets are comprised of NPLs, other real estate owned ("OREO"), and non-performing securities. NPLs consist of non-accrual loans and loans that are more than 90 days past due but still accruing interest. OREO consists of real estate properties, which primarily serve as collateral to secure the Company’s loans, that it controls due to foreclosure or acceptance of a deed in lieu of foreclosure.
(2) Loans that were past due 90 days or more and still accruing in prior quarters were comprised solely of purchased credit impaired ("PCI") loans. PCI loans were not subject to classification as nonaccrual in the same manner as originated loans as their interest income related to the accretable yield recognized and not to contractual interest payments at the loan level. In connection with the Company’s adoption on January 1, 2022 of the loan loss methodology commonly referred to as the "current expected credit losses methodology" ("CECL"), the Company's PCI loans are now considered purchased credit deteriorated ("PCD") loans. Interest income recognition for PCD loans is consistent with originated loans and, therefore, PCD loans cease accruing interest at 90 days past due unless management believes that collateral held by the Company is clearly sufficient and in full satisfaction of both principal and interest. There were no PCD or originated loans at December 31, 2022, September 30, 2022, June 30, 2022 or March 31, 2022 that were past due 90 days or more and still accruing.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
ASSET QUALITY - PROVISION, ALLOWANCE, AND NET CHARGE-OFFS (RECOVERIES)

	Three months ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
(Unaudited, dollars in thousands)
Average total loans	$13,203,450	$12,521,426	$12,213,706	$12,203,212	$10,944,091
Allowance for loan losses, beginning of the period	131,663	125,531	124,166	97,787	103,398
Total cumulative effect of change in accounting principle (1):	—	—	—	27,086	—
Charged-off loans:
Commercial and industrial	256	11	1	1	1,008
Commercial real estate	—	—	—	—	5
Commercial construction	—	—	—	—	—
Business banking	370	369	608	945	1,002
Residential real estate	—	—	—	—	35
Consumer home equity	1	—	—	—	24
Other consumer	515	603	490	661	666
Total charged-off loans	1,142	983	1,099	1,607	2,740
Recoveries on loans previously charged-off:
Commercial and industrial	248	126	698	250	873
Commercial real estate	38	3	36	14	—
Commercial construction	—	—	—	—	—
Business banking	391	286	464	928	399
Residential real estate	14	56	14	10	7
Consumer home equity	8	6	6	4	48
Other consumer	111	158	196	179	120
Total recoveries	810	635	1,414	1,385	1,447
Net loans charged-off (recoveries):
Commercial and industrial	8	(115)	(697)	(249)	135
Commercial real estate	(38)	(3)	(36)	(14)	5
Commercial construction	—	—	—	—	—
Business banking	(21)	83	144	17	603
Residential real estate	(14)	(56)	(14)	(10)	28
Consumer home equity	(7)	(6)	(6)	(4)	(24)
Other consumer	404	445	294	482	546
Total net loans charged-off (recoveries)	332	348	(315)	222	1,293
Provision for (release of) allowance for loan losses	10,880	6,480	1,050	(485)	(4,318)
Total allowance for loan losses, end of period	$142,211	$131,663	$125,531	$124,166	$97,787
Net charge-offs (recoveries) to average total loans outstanding during this period (2)	0.01%	0.01%	(0.01)%	0.01%	0.05%
Allowance for loan losses as a percent of total loans	1.05%	1.02%	1.01%	1.02%	0.80%
Allowance for loan losses as a percent of nonperforming loans	368.38%	387.77%	209.64%	367.13%	279.53%

(1) Represents the adjustment needed to reflect the cumulative day one impact pursuant to the Company’s adoption of ASU 2016-13 (i.e., cumulative effect adjustment related the adoption of ASU 2016-13 as of January 1, 2022). The adjustment represents a $27.1 million increase to the allowance for loan losses attributable to the change in accounting methodology which requires the estimation of the allowance for credit losses resulting from the Company’s adoption of the standard. The adjustment also includes the adjustment needed to reflect the day one reclassification of the Company’s financial assets that were previously classified as PCI financial assets as PCD financial assets and the associated gross-up of $0.1 million, pursuant to the Company’s adoption of ASU 2016-13.
(2) Presented on an annualized basis.

APPENDIX A: Reconciliation of Non-GAAP Earnings Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the three Months Ended
(Unaudited, dollars in thousands, except per-share data)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021

Net income (GAAP)	$42,294	$54,777	$51,172	$51,516	$35,087
Add:
Noninterest income components:
(Income) losses from investments held in rabbi trusts	(3,235)	2,248	7,316	4,433	(4,444)
Losses on sales of securities available for sale, net	683	198	104	2,172	—
(Gains) losses on sales of other assets	(14)	(501)	(1,251)	274	(34)
Noninterest expense components:
Rabbi trust employee benefit expense (income)	1,103	(867)	(3,310)	(2,087)	2,519
Impairment charge on tax credit investments	—	—	—	—	116
Merger and acquisition expenses	—	271	—	34	30,652
Defined Benefit Plan settlement loss	12,045	—	—	—	—
Total impact of non-GAAP adjustments	10,582	1,349	2,859	4,826	28,809
Less net tax benefit associated with non-GAAP adjustments (1)	2,964	384	1,513	1,235	19,036
Non-GAAP adjustments, net of tax	$7,618	$965	$1,346	$3,591	$9,773
Operating net income (non-GAAP)	$49,912	$55,742	$52,518	$55,107	$44,860

Weighted average common shares outstanding during the period (2):
Basic	162,032,522	163,718,962	166,533,920	169,857,950	172,246,799
Diluted	162,263,547	164,029,649	166,573,627	169,968,156	172,481,829

Earnings per share, basic	$0.26	$0.33	$0.31	$0.30	$0.20
Earnings per share, diluted	$0.26	$0.33	$0.31	$0.30	$0.20

Operating earnings per share, basic (non-GAAP)	$0.31	$0.34	$0.32	$0.32	$0.26
Operating earnings per share, diluted (non-GAAP)	$0.31	$0.34	$0.32	$0.32	$0.26

Return on average assets (3)	0.75%	0.97%	0.92%	0.90%	0.67%
Add:
(Income) losses from investments held in rabbi trusts (3)	(0.06)%	0.04%	0.13%	0.08%	(0.08)%
Losses on sales of securities available for sale, net (3)	0.01%	0.00%	0.00%	0.04%	0.00%
(Gains) losses on sales of other assets (3)	0.00%	(0.01)%	(0.02)%	0.00%	0.00%
Rabbi trust employee benefit expense (income) (3)	0.02%	(0.02)%	(0.06)%	(0.04)%	0.05%
Impairment charge on tax credit investments (3)	0.00%	0.00%	0.00%	0.00%	0.00%
Merger and acquisition expenses (3)	0.00%	0.00%	0.00%	0.00%	0.58%
Defined Benefit Plan settlement loss (3)	0.21%	0.00%	0.00%	0.00%	0.00%
Less net tax benefit associated with non-GAAP adjustments (1) (3)	0.05%	0.01%	0.03%	0.02%	0.36%
Operating return on average assets (non-GAAP) (3)	0.88%	0.97%	0.94%	0.96%	0.86%

Return on average shareholders' equity (3)	6.93%	7.83%	7.16%	6.38%	4.07%
Add:
(Income) losses from investments held in rabbi trusts (3)	(0.53)%	0.32%	1.02%	0.55%	(0.52)%
Losses on sales of securities available for sale, net (3)	0.11%	0.03%	0.01%	0.27%	0.00%
(Gains) losses on sales of other assets (3)	0.00%	(0.07)%	(0.18)%	0.03%	0.00%
Rabbi trust employee benefit expense (income) (3)	0.18%	(0.12)%	(0.46)%	(0.26)%	0.29%
Impairment charge on tax credit investments (3)	0.00%	0.00%	0.00%	0.00%	0.01%
Merger and acquisition expenses (3)	0.00%	0.04%	0.00%	0.00%	3.55%
Defined Benefit Plan settlement loss (3)	1.97%	0.00%	0.00%	0.00%	0.00%
Less net tax benefit associated with non-GAAP adjustments (1) (3)	0.49%	0.05%	0.21%	0.15%	2.21%
Operating return on average shareholders' equity (non-GAAP) (3)	8.17%	7.98%	7.34%	6.82%	5.19%

Average tangible shareholders' equity:
Average total shareholders' equity (GAAP)	$2,420,174	$2,776,691	$2,865,799	$3,273,447	$3,423,231
Less: Average goodwill and other intangibles	661,841	656,684	654,444	649,497	520,988
Average tangible shareholders' equity (non-GAAP)	$1,758,333	$2,120,007	$2,211,355	$2,623,950	$2,902,243

Return on average tangible shareholders' equity (non-GAAP) (3)	9.54%	10.25%	9.28%	7.96%	4.80%
Add:
(Income) losses from investments held in rabbi trusts (3)	(0.73)%	0.42%	1.33%	0.69%	(0.61)%
Losses on sales of securities available for sale, net (3)	0.15%	0.04%	0.02%	0.34%	0.00%
(Gains) losses on sales of other assets (3)	0.00%	(0.09)%	(0.23)%	0.04%	0.00%
Rabbi trust employee benefit expense (income) (3)	0.25%	(0.16)%	(0.60)%	(0.32)%	0.34%
Impairment charge on tax credit investments (3)	0.00%	0.00%	0.00%	0.00%	0.02%
Merger and acquisition expenses (3)	0.00%	0.05%	0.00%	0.01%	4.19%
Defined Benefit Plan settlement loss (3)	2.72%	0.00%	0.00%	0.00%	0.00%
Less net tax benefit associated with non-GAAP adjustments (1) (3)	0.67%	0.07%	0.27%	0.19%	2.60%
Operating return on average tangible shareholders' equity (non-GAAP) (3)	11.26%	10.44%	9.53%	8.53%	6.14%

(1) The net tax benefit associated with these items is determined by assessing whether each item is included or excluded from net taxable income and applying our combined statutory tax rate only to those items included in net taxable income. The net tax benefit amount for the quarters ended December 31, 2021 and June 30, 2022 reflect the impact of the release of $11.3 million and $0.7 million, respectively, of the $12.0 million valuation allowance associated with the Company's stock donation to the Eastern Bank Foundation made in the quarter ended December 31, 2020. There was no such release in other quarters.
(2) Shares held by the Company’s ESOP that have not been allocated to employees in accordance with the terms of the ESOP are not deemed outstanding for earnings per share calculations.
(3) Presented on an annualized basis.

APPENDIX B: Reconciliation of Non-GAAP Operating Revenues and Expenses

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	Three Months Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
(Unaudited, dollars in thousands)
Net interest income (GAAP)	$149,994	$152,179	$137,757	$128,124	$122,437
Add:
Tax-equivalent adjustment (non-GAAP) (1)	3,780	3,672	3,023	2,261	2,211
Fully-taxable equivalent net interest income (non-GAAP)	$153,774	$155,851	$140,780	$130,385	$124,648

Noninterest income (GAAP)	$44,516	$43,353	$41,877	$46,415	$49,001
Less:
Income (losses) from investments held in rabbi trusts	3,235	(2,248)	(7,316)	(4,433)	4,444
Losses on sales of securities available for sale, net	(683)	(198)	(104)	(2,172)	—
Gain (losses) on sales of other assets	14	501	1,251	(274)	34
Noninterest income on an operating basis (non-GAAP)	$41,950	$45,298	$48,046	$53,294	$44,523

Noninterest expense (GAAP)	$132,757	$116,840	$111,139	$108,866	$143,602
Less:
Rabbi trust employee benefit expense (income)	1,103	(867)	(3,310)	(2,087)	2,519
Impairment charge on tax credit investments	—	—	—	—	116
Merger and acquisition expenses	—	271	—	34	30,652
Defined Benefit Plan settlement loss	12,045	—	—	—	—
Noninterest expense on an operating basis (non-GAAP)	$119,609	$117,436	$114,449	$110,919	$110,315

Total revenue (GAAP)	$194,510	$195,532	$179,634	$174,539	$171,438
Total operating revenue (non-GAAP)	$195,724	$201,149	$188,826	$183,679	$169,171

Efficiency ratio (GAAP)	68.25%	59.75%	61.87%	62.37%	83.76%
Operating efficiency ratio (non-GAAP)	61.11%	58.38%	60.61%	60.39%	65.21%

Noninterest income / total revenue (GAAP)	22.89%	22.17%	23.31%	26.59%	28.58%
Noninterest income / total revenue on an operating basis (non-GAAP)	21.43%	22.52%	25.44%	29.01%	26.32%

(1) Interest income on tax-exempt loans and investment securities has been adjusted to an FTE basis using a marginal tax rate of 21.6%, 21.5%, 21.5%, 21.5%, and 21.0% for the three months ended December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022, and December 31, 2021, respectively.

APPENDIX C: Reconciliation of Non-GAAP Capital Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
(Unaudited, dollars in thousands, except per-share data)
Tangible shareholders' equity:
Total shareholders' equity (GAAP)	$2,471,790	$2,416,163	$2,718,396	$3,008,392	$3,406,352
Less: Goodwill and other intangibles	661,126	662,222	653,853	654,759	649,703
Tangible shareholders' equity (non-GAAP)	1,810,664	1,753,941	2,064,543	2,353,633	2,756,649

Tangible assets:
Total assets (GAAP)	22,646,858	22,042,933	22,350,848	22,836,072	23,512,128
Less: Goodwill and other intangibles	661,126	662,222	653,853	654,759	649,703
Tangible assets (non-GAAP)	$21,985,732	$21,380,711	$21,696,995	$22,181,313	$22,862,425

Shareholders' equity to assets ratio (GAAP)	10.91%	10.96%	12.16%	13.17%	14.49%
Tangible shareholders' equity to tangible assets ratio (non-GAAP)	8.24%	8.20%	9.52%	10.61%	12.06%

Common shares outstanding	176,172,073	177,772,553	179,253,801	183,438,711	186,305,332

Book value per share (GAAP)	$14.03	$13.59	$15.17	$16.40	$18.28
Tangible book value per share (non-GAAP)	$10.28	$9.87	$11.52	$12.83	$14.80

APPENDIX D: Tangible Shareholders’ Equity Roll Forward Analysis

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of		Change
	Dec 31, 2022	Sep 30, 2022	Sep 30, 2022
(Unaudited, dollars in thousands, except per-share data)
Common stock	$1,762	$1,778	$(16)
Additional paid in capital	1,649,141	1,676,396	(27,255)
Unallocated ESOP common stock	(137,696)	(138,950)	1,254
Retained earnings	1,881,775	1,855,757	26,018
AOCI, net of tax - available for sale securities	(880,156)	(918,855)	38,699
AOCI, net of tax - pension	7,123	(5,842)	12,965
AOCI, net of tax - cash flow hedge	(50,159)	(54,121)	3,962
Total shareholders' equity:	$2,471,790	$2,416,163	$55,627
Less: Goodwill and other intangibles	661,126	662,222	(1,096)
Tangible shareholders' equity (non-GAAP)	$1,810,664	$1,753,941	$56,723

Common shares outstanding	176,172,073	177,772,553	(1,600,480)

Per share:
Common stock	$0.01	$0.01	$—
Additional paid in capital	9.36	9.43	(0.07)
Unallocated ESOP common stock	(0.78)	(0.78)	—
Retained earnings	10.68	10.44	0.24
AOCI, net of tax - available for sale securities	(5.00)	(5.17)	0.17
AOCI, net of tax - pension	0.04	(0.03)	0.07
AOCI, net of tax - cash flow hedge	(0.28)	(0.30)	0.02
Total shareholders' equity:	$14.03	$13.59	$0.44
Less: Goodwill and other intangibles	3.75	3.73	0.03
Tangible shareholders' equity (non-GAAP)	$10.28	$9.87	$0.41